                                                                    Exhibit 4.19




                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

         FIRST AMENDMENT to Revolving Credit Agreement ("First Amendment"), dated as of May 22, 1995, among Philadelphia Suburban Water Company, a Pennsylvania corporation (the "Borrower"), the Banks signatory hereto (the "Banks"), and Mellon Bank, N.A., in its capacity as agent for the Banks hereunder (hereafter the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower, the Agent and the Banks are parties to a Revolving Credit Agreement dated as of March 17, 1994, (as amended, modified and/or extended, the "Loan Agreement"), pursuant to which the Banks agreed to make available to the Borrower certain credit facilities in the aggregate amount of $30,000,000 upon the terms and conditions specified in the Loan Agreement;

         WHEREAS, the parties wish to amend certain terms and conditions of the Loan Agreement, as hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to amend the Loan Agreement as herein stated.

         1.    Effect of Prior Agreements.

               This First Amendment is intended to amend the Loan Agreement, as it has been in effect to the date hereof and as it shall be amended on and after the date hereof. All capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Loan Agreement unless herein provided to the contrary.

         2.    Amendments.

               (a) Section 2.01 of the Loan Agreement is hereby amended in its entirety to read as follows:

                   2.01 The Revolving Credit Commitment. The maximum aggregate amount the Banks shall be obligated to lend to the Borrower at any given time under this Agreement shall be Forty Million Dollars ($40,000,000) from May 22, 1995 through and including July 21, 1995, and Thirty Million Dollars ($30,000,000) thereafter until the Revolving Credit Commitment Termination Date, as such amounts may have been reduced under Section 2.03 hereof (the "Revolving Credit Commitment").

               (b)      Schedule 1.01(a) is hereby replaced with Replacement
Schedule 1.01(a) attached hereto and made a part hereof. Any and all references to Schedule 1.01(a) shall be deemed to refer to Replacement Schedule 1.01(a).

         3. Conditions. To induce the Agent and Banks to enter into this First Amendment and to extend the Loans contemplated herein, the Borrower shall perform the following conditions to the Agent's and the Banks' satisfaction prior to the Banks' acting in reliance hereon:

               (a) The Borrower shall execute and deliver to the Banks this First Amendment, the First Allonges to Revolving Credit Notes (the "First Allonges") and all other documents as the Banks may require; and

               (b) The Borrower shall deliver all other documents and certificates reasonably requested by the Agent.

         4. Representations and Warranties. Borrower hereby represents and warrants that:

               (a) The representations and warranties contained in the Loan Agreement and in each certificate, document or financial statement furnished by the Borrower delivered therewith or in connection with any other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

               (b) No Event of Default, and to the Borrower's knowledge no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof, and no offsets or defenses exist against their obligations under the Loan Agreement or the documents delivered in connection therewith.

               (c) This First Amendment and the First Allonges have been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

               (d) The execution, delivery and performance of this First Amendment and the First Allonges will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which the Borrower is a party or by which the Borrower or the Borrower's properties are bound nor result in the creation of any lien, charge or encumbrance upon any assets of the Borrower.

               (e) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by the Borrower of this First Amendment and the First Allonges.

         5. Reaffirmation. The Borrower hereby affirms and reaffirms to the Agent and the Banks all of the covenants contained in the Loan Agreement including, without limitation, those contained in Article VI of the Loan Agreement and agrees to abide thereby until all of the obligations to the Bank are satisfied and/or discharged in their entirety.

         6.    Miscellaneous.

               (a) All terms, conditions, provisions and covenants in the Loan Agreement, the Notes as amended by the First Allonges, and all other Loan Documents delivered to the Agent and the Banks in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby and are hereby ratified and confirmed.

               (b) This First Amendment shall be governed and construed according to the laws of the Commonwealth of Pennsylvania.

               (c) This First Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

               (d) This First Amendment may be executed in one or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument, and in making proof of this First Amendment it shall be necessary only to produce one counterpart.

               (e)       This First Amendment shall have effect as of its date.

               (f) To the extent an Event of Default exists on the date hereof, any and all undertakings of the Agent and the Banks under or pursuant to this First Amendment shall not be deemed a waiver by the Agent or the Banks of any such Event of Default or any of the Agent's or the Banks' rights and remedies under the Loan Agreement and/or applicable law; and the Bank hereby reserves any and all such rights and remedies.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

ATTEST:                           PHILADELPHIA SUBURBAN WATER COMPANY



By:                               By:       Michael P. Graham
   -----------------------                  ------------------------------------
Name:                             Name:     Michael P. Graham
Title:                            Title:    Senior Vice President
                                            - Finance & Treasurer
                                  Address:  762 Lancaster Avenue
                                            Bryn Mawr, PA 19010
                                  Tel. No:  (610) 645-1087
                                  Telecopy: (610) 645-1061

                                  MELLON BANK, N.A.


                                  By:       Frank P. Mohapp
                                            ------------------------------------
                                  Name:     Frank P. Mohapp
                                  Title:    Vice President
                                  Address:  Plymouth Meeting
                                            Executive Campus
                                            610 West Germantown Pike
                                            Suite 200
                                            Plymouth Meeting, PA 19462
                                  Tel. No:  (610) 941-4188
                                  Telecopy: (610) 941-4136


                                  PNC BANK, NATIONAL ASSOCIATION


                                  By:       Julie P. Rokke
                                            ------------------------------------
                                  Name:     Julie P. Rokke
                                  Title:    Banking Officer
                                  Address:  Valley Forge Regional Banking Center
                                            Suite 200
                                            1000 Westlakes Drive
                                            Berwyn, PA 19312
                                  Tel. No:  (610) 640-4900
                                  Telecopy: (610) 640-4914


                                  FIRST FIDELITY BANK,
                                  NATIONAL ASSOCIATION


                                  By:       Thomas J. Saunders
                                            ------------------------------------
                                  Name:     Thomas J. Saunders
                                  Title:    Vice President
                                  Address:  123 South Broad Street
                                            PMB010
                                            Philadelphia, PA 19109-1199
                                  Tel. No:  (215) 985-3575
                                  Telecopy: (215) 985-3719

                                  MERIDIAN BANK


                                  By:       Patrick B. Trainor
                                            ------------------------------------
                                  Name:     Patrick B. Trainor
                                  Title:    Assistant Vice President
                                  Address:  Corporate Banking Department
                                            One Liberty Place, Suite 3600
                                            Philadelphia, PA 19103
                                  Mailing
                                  Address:  Corporate Banking Department
                                            OL3620
                                            P.O. Box 7588
                                            Philadelphia, PA 19103
                                  Tel. No:  (215) 854-3778
                                  Telecopy: (215) 854-3774

STATE OF    :   Pennsylvania

           ss.

COUNTY OF   :   Montgomery

         On the 19th day of May, 1995, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham, who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                            Suzanne Falcone
                                            ------------------------------------
                                            Notary Public


(NOTARIAL SEAL)


My Commission expires:

    July 26, 1997
----------------------

                                                    REPLACEMENT SCHEDULE 1.01(a)

                                                               Amount of                      Amount of
                                                             Commitment For                 Commitment for
                                                            Revolving Credit               Revolving Credit
Name and Address                                               Loans From                     Loans From
   of Bank                                              05/22/95 through 07/22/95              07/22/95        Percentages
----------------                                        -------------------------         ------------------   -----------

1.  Mellon Bank, N.A.                                        $25,333,333.34                  $19,000,000         63 1/3%
    Plymouth Meeting
    Executive Campus
    610 West Germantown Pike
    Suite 200
    Plymouth Meeting, PA  19462
    Attn: Frank P. Mohapp
          Vice President
    Tel:   (610) 941-4188
    Fax:   (610) 941-4136

    Mellon Bank, N.A.
    Attn: Loan Administration,
          Flossie Bowers
    Mellon Independence Center
    199-5220
    701 Market Street
    Philadelphia, PA 19106
    Tel: (215) 553-3414
    Fax: (215) 553-4789 or
         (215) 553-1016

2.  PNC Bank, National
    Association                                              $ 5,333,333.33                  $4,000,000             13 1/3%
    Valley Forge Regional
     Banking Center
    Suite 200
    1000 Westlakes Drive
    Berwyn, PA  19312

3.  First Fidelity Bank,
     National  Association                                   $ 5,333,333.33                  $4,000,000            13 1/3%
    123 South Broad Street
    PMB010
    Philadelphia, PA 19101-1199

4.  Meridian Bank
    Corporate Banking Department                             $ 4,000,000.00                  $3,000,000            10%
    OL3620
    P.O. Box 7588
    Philadelphia, PA 19101                                   --------------                  ----------            ------

              TOTAL REVOLVING
              CREDIT COMMITMENTS:                            $40,000,000                     $30,000,000          100%
                                                             ==============                  ===========

                     FIRST ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT



BORROWER:                         Philadelphia Suburban Water Company

PAYEE:                            Mellon Bank, N.A.

DATE:                             March 17, 1994

PRINCIPAL AMOUNT:                 $19,000,000

DUE DATE:                         March 1, 1998

                                  This Allonge shall be and remain attached to
and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                                  The Revolving Credit Note is hereby amended by
temporarily increasing the maximum principal amount permitted to be borrowed thereunder by $6,333,333.33 from $19,000,000 to $25,333,333.34 from May 22, 1995 to July 21, 1995. On July 21, 1995 the maximum principal amount shall automatically reduce to $19,000,000.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this First Allonge to be executed by its duly authorized officer as of the 22nd day of May, 1995.

Attest:                           PHILADELPHIA SUBURBAN WATER COMPANY

By:    Patricia M. Mycek          By:    Michael P. Graham
    ------------------------             ---------------------------------------
                                  Name:  Michael P. Graham
                                  Title: Senior Vice President -
                                         Finance and Treasurer

STATE OF PENNSYLVANIA    :

                        ss.

COUNTY OF MONTGOMERY     :

         On the 19th day of May, 1995, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                  Suzanne Falcone
                                  ----------------------------------------------
                                  Notary Public

Notarial Seal

My Commission expires:

   July 26, 1997
----------------------

                     FIRST ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT

BORROWER:                         Philadelphia Suburban Water Company

PAYEE:                            First Fidelity Bank, National Association

DATE:                             March 17, 1994

PRINCIPAL AMOUNT:                 $4,000,000

DUE DATE:                         March 1, 1998


                                  This Allonge shall be and remain attached to
and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                                  The Revolving Credit Note is hereby amended by
temporarily increasing the maximum principal amount permitted to be borrowed thereunder by $1,333,333.33 from $4,000,000 to $5,333,333.34 from May 22, 1995 to July 21, 1995. On July 22, 1995 the maximum principal amount shall automatically reduce to $4,000,000.

                                  IN WITNESS WHEREOF, the undersigned, intending
to be legally bound, has caused this First Allonge to be executed by its duly authorized officer as of the 22nd day of May, 1995.

Attest:                           PHILADELPHIA SUBURBAN WATER COMPANY

By:   Patricia M. Mycek           By:    Michael P. Graham
   ----------------------             ------------------------------------------
                                  Name:  Michael P. Graham
                                  Title: Senior Vice President -
                                         Finance and Treasurer

STATE OF PENNSYLVANIA   :

                        ss.

COUNTY OF MONTGOMERY    :

         On the 19th day of May, 1995, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                  Suzanne Falcone
                                  ---------------------------------------------
                                  Notary Public

Notarial Seal

My Commission expires:

    July 26, 1997
----------------------

                     FIRST ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT

BORROWER:                         Philadelphia Suburban Water Company

PAYEE:                            Meridian Bank

DATE:                             March 17, 1994

PRINCIPAL AMOUNT:                 $4,000,000

DUE DATE:                         March 1, 1998

                                  This Allonge shall be and remain attached to
and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                                  The Revolving Credit Note is hereby amended by
temporarily increasing the maximum principal amount permitted to be borrowed thereunder by $1,000,000 from $3,000,000 to $4,000,000 from July 21, 1995 to
August 31, 1995. On July 21, 1995 the maximum principal amount shall automatically reduce to $3,000,000.

                                  IN WITNESS WHEREOF, the undersigned, intending
to be legally bound, has caused this First Allonge to be executed by its duly authorized officer as of the 22nd day of May, 1995.

Attest:                           PHILADELPHIA SUBURBAN WATER COMPANY

By:   Patricia M. Mycek           By:       Michael P. Graham
    ---------------------             ------------------------------------------
                                  Name:     Michael P. Graham
                                  Title:    Senior Vice President -
                                            Finance and Treasurer

STATE OF PENNSYLVANIA   :

                        ss.

COUNTY OF MONTGOMERY    :


         On the 19th day of May, 1995, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                  Suzanne Falcone
                                  ----------------------------------------------
                                  Notary Public

Notarial Seal

My Commission expires:

   July 26, 1997
----------------------

                     FIRST ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT

BORROWER:                         Philadelphia Suburban Water Company

PAYEE:                            PNC Bank, National Association

DATE:                             March 17, 1994

PRINCIPAL AMOUNT:                 $4,000,000

DUE DATE:                         March 1, 1998

                                  This Allonge shall be and remain attached to
and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                                  The Revolving Credit Note is hereby amended by
temporarily increasing the maximum principal amount permitted to be borrowed thereunder by $1,333,333.33 from $4,000,000 to $5,333,333.33 from May 22, 1995 to July 21, 1995. On July 22, 1995 the maximum principal amount shall automatically reduce to $4,000,000.

                                  IN  WITNESS WHEREOF, the undersigned,
intending to be legally bound, has caused this First Allonge to be executed by its duly authorized officer as of the 22nd day of May, 1995.

Attest:                           PHILADELPHIA SUBURBAN WATER COMPANY


By:   Patricia M. Mycek           By:       Michael P. Graham
    ------------------------             ---------------------------------------
                                  Name:     Michael P. Graham
                                  Title:    Senior Vice President -
                                            Finance and Treasurer

STATE OF PENNSYLVANIA      :

                          ss.

COUNTY OF MONTGOMERY       :

         On the 19th day of May, 1995, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                  Suzanne Falcone
                                  ----------------------------------------------
                                  Notary Public

Notarial Seal

My Commission expires:

    July 26, 1997
----------------------

                       PHILADELPHIA SUBURBAN WATER COMPANY

                              OFFICER'S CERTIFICATE

         The undersigned officer of Philadelphia Suburban Water Company (the "Borrower"), hereby certifies that:

         1. The Articles and Certificate of Incorporation, as amended, and the By-laws delivered on March 17, 1994 to the Bank have not been amended, modified or rescinded and remain in full force and effect;

         2. The Borrower is and remains in Good Standing in the Commonwealth of Pennsylvania and all other jurisdictions where it is required to remain in Good Standing.

         3. The Resolutions adopted by the Board of Directors of the Borrower at a regular meeting held on February 1, 1994 have not been amended, modified or revoked, are in full force and effect, and authorize the appropriate officers to execute the First Amendment to the Revolving Credit Agreement dated the date hereof and applicable Allonges.

         IN WITNESS WHEREOF, the undersigned hereby executed this Certificate this 23rd day of May, 1995.

                                  Michael P. Graham
                                  ----------------------------------------------
                                  Name:   Michael P. Graham
                                  Title:  Senior Vice President
                                          - Finance and Treasurer